Exhibit 10.2
ALLIS-CHALMERS ENERGY INC.
EMPLOYEE PERFORMANCE AWARD AGREEMENT
Pursuant to the terms of the Allis-Chalmers Energy Inc. 2006 Incentive Plan
Amended and Restated Effective August 5, 2009
1. Grant of Performance Award. Allis-Chalmers Energy Inc., a Delaware corporation (“Company”), hereby grants to Victor M. Perez (“Participant”) performance awards in the form of 25,000 shares (the “Performance Award”) of common stock, $0.01 par value per share, of the Company (“Common Stock”), subject to meeting the Performance Objectives as described in Section 4 hereof, and in accordance with the terms and conditions of this document. This Performance Award Agreement is dated as of August 3, 2007. The Performance Award in the form of Common Stock is awarded pursuant to and to implement in part the Allis-Chalmers Energy Inc. 2006 Incentive Plan (as amended and in effect from time to time, the “Plan”) and is subject to the restrictions, forfeiture provisions and other terms and conditions of the Plan, which is hereby incorporated herein and is made a part hereof, and this Performance Award Agreement. By execution of this Performance Award Agreement, Participant agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan as implemented by the Performance Award Agreement, together with all rules and determinations from time to time issued by the Committee pursuant to the Plan. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided. All references to specified paragraphs pertain to paragraphs of this Performance Award Agreement unless otherwise provided.
2. Settlement of Performance Award. The stock certificate(s) evidencing the Performance Award shall not be issued or registered on the Company’s books and records until the Performance Objectives set forth in paragraph 4 below have been met by the Participant and approved by the Committee and all other restrictions contained in this Performance Award Agreement have lapsed. Upon resolution by the Committee that the Participant has achieved the Performance Objectives, and subject to the other terms and conditions of this Performance Award Agreement, the Company will promptly issue a stock certificate with respect to the vested portion of the shares of the Performance Award for which the Performance Objectives have been met. However, in no event shall such stock certificate be issued to the Participant later than 90 days after such shares have vested.
3. Risk of Forfeiture. Participant shall immediately forfeit all rights to any Performance Award which have not vested and with respect to which the Performance Objectives have not been met or in the event of termination, resignation, or removal of Participant from employment with the Company or any Affiliate under circumstances that do not cause Participant to become fully vested, under the terms of the Plan.
4. Performance Objectives. Subject to the provisions of this Performance Award Agreement including, without limitation, the following provisions of this Paragraph 4, the Performance Award shall vest upon Participant meeting the Performance Objectives described as follows on the vesting schedule set forth below:
(a) Following and subject to approval by the Compensation Committee that:
(1) Participant has achieved controllable financial accounting and auditing expenses of the Company; and

(2) the Company’s Common Stock has increased by at least 5% per year from the previous vesting date (or from the date of this Agreement for the initial vesting date) or for any day within the 15 trading day period following each such vesting date then:
(i) 5,000 shares will vest on August 3, 2008;
(ii) 5,000 shares will vest on August 3, 2009; and
(iii) 15,000 shares will vest on August 3, 2010.
(b) Alternatively, if on August 3, 2011 (or any day within the 30 trading day period following such date) the Compensation Committee finds that Participant has met the objectives set forth in (a)(1) above and the Company’s Common Stock has increased by at least 15% from August 3, 2009 to such date, then 100% of the Performance Award shall vest on August 3, 2011 (or the first day within the 30 trading day period following such date such objective was met).
The period from the date hereof until Performance Awards have become one hundred percent (100%) vested and the Committee has determined that such Performance Objectives have been met shall be referred to as the “Restricted Period.”
5. Transferability. During the Restricted Period, the Participant shall not sell, assign, transfer, pledge, exchange, hypothecate, or otherwise dispose of any right, title or interest in the Performance Award prior to vesting in accordance with this Performance Award Agreement. Upon receipt by the Participant of stock certificate(s) representing the vested shares pursuant to Paragraph 2 above, the Participant may hold or dispose of the shares represented by such certificate(s), subject to compliance with (i) the terms and conditions of the Plan and this Performance Award Agreement, (ii) applicable federal or state securities laws or other applicable law, (iii) applicable rules of any exchange on which the Company’s securities are traded or listed, and (iv) the Company’s rules or policies as established by the Company in its sole discretion.
6. No Ownership Rights. Prior to the vesting of the Performance Award, the Participant shall not have any rights with respect to the shares of Common Stock represented by the Performance Award hereunder including the right to vote the shares of Common Stock and the right to receive any dividends.
7. Termination of Employment. If employment of Participant by the Company or any Affiliate is terminated for any reason, including death, disability or retirement, all Performance Awards outstanding at the time of such termination and all rights thereunder shall be forfeited and no further vesting shall occur.
8. Change in Control.
(a) Change in Control. Upon the occurrence of a Change in Control (as defined in the Plan), all restrictions and conditions of the Performance Award shall automatically be waived without any required action by the Company, Committee or the Board with the result that the Performance Award shall be fully vested and the restrictions thereon shall have lapsed.

(b) Right of Cash-Out. If approved by the Board prior to or within thirty (30) days after such time as a Change in Control shall be deemed to have occurred, the Board shall have the right for a forty-five (45) day period immediately following the date that the Change in Control is deemed to have occurred to require Participant to transfer and deliver to Company all unvested shares of the Performance Award hereunder with respect to which the restrictions have not lapsed in exchange for an amount equal to the “cash value” (defined below) of such shares of the Performance Award. Such right shall be exercised by written notice to Participant. The cash value of such shares of the Performance Award shall equal the “market value” (defined below) per share, multiplied by the number of unvested shares of the Performance Award hereunder with respect to which the restrictions have not lapsed. For purposes of the preceding sentence, “market value” per share shall mean the higher of (i) the average of the Fair Market Value per share of Common Stock on each of the five trading days immediately following the date a Change in Control is deemed to have occurred or (ii) the highest price, if any, offered in connection with the Change in Control. The amount payable to Participant by Company pursuant to this Section 8(b) shall be paid in cash or by certified check and shall be reduced by any taxes required to be withheld.
9. Reorganization of Company and Subsidiaries. The existence of the Performance Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Performance Award or the rights thereof, or the dissolution or liquidation of Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
10. Adjustment of Shares. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company, the Committee shall, in such manner as it may deem equitable, make adjustments to the terms and provisions of this Performance Award Agreement.
11. Certain Restrictions. By executing this Performance Award Agreement, Participant agrees that if at the time of delivery of certificates representing the Performance Award is not covered by an effective registration statement filed under the Securities Act of 1933 (“Act”), the certificates so delivered may contain such legends as the Company shall require and the Participant will acquire the shares of the Performance Award for Participant’s own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition Participant will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with the Act or any other securities law or with this Performance Award Agreement. Participant agrees that the Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares of the Performance Award hereunder to comply with any law, rule or regulation that applies to the shares of Common Stock subject to this Performance Award Agreement.

12. Amendment and Termination. The Performance Award Agreement may not be terminated by the Board or the Committee at any time without the written consent of Participant. This Performance Award Agreement may be amended in writing by the Company and Participant, provided the Company may amend this Performance Award Agreement unilaterally (i) if the amendment does not adversely affect the Participant’s rights hereunder in any material respect, (ii) if the Company determines that an amendment is necessary to comply with Rule 16b-3 under the Exchange Act or other applicable law, or (iii) if the Company determines that an amendment is necessary to meet the requirements of the Code or to prevent adverse tax consequences to the Participant. No amendment or termination of the Plan will adversely affect the rights and privileges of Participant under this Performance Award Agreement or to the Common Stock granted hereunder without the written consent of Participant.
13. No Guarantee of Employment. Neither this Performance Award Agreement nor the Performance Award evidenced hereby shall confer upon Participant any right with respect to continuance of employment or other service with the Company or any Affiliate, nor shall it interfere in any way with any right Company or any Affiliate would otherwise have to terminate such Participant’s employment or other service at any time.
14. Tax Matters.
(a) Company shall have the right to (i) make deductions from the number of shares of Common Stock otherwise deliverable upon vesting of the Performance Award and satisfaction of the conditions precedent under this Performance Award Agreement in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.
(b) Under Section 83 of the Code, the difference between the purchase price paid, if any, for the shares of Performance Award and their fair market value on the date of vesting when any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. Participant may elect to be taxed at the effective time of this award when the shares are acquired rather than when such shares vest and cease to be subject to such forfeiture restrictions by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date hereof. If such an election is made, Participant will have to make a tax payment to the extent the purchase price, if any, is less than the fair market value of the shares on the date hereof. No tax payment will have to be made to the extent the purchase price, if any, is at least equal to the fair market value of the shares on the date hereof. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you as the shares of Restricted Stock vest and the forfeiture restrictions lapse.
PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b) IF PARTICIPANT ELECTS TO DO SO, EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PARTICIPANT’S BEHALF. PARTICIPANT MUST AND IS RELYING SOLELY ON PARTICIPANT’S OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY SECTION 83(b) ELECTION.
(c) Neither Company nor the Board or Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for the benefits under this Performance Award Agreement.

15. Community Interest of Spouse. The community interest, if any, of any spouse of Participant in any Performance Award shall be subject to all of the terms, conditions and restrictions of this Performance Award Agreement and the Plan.
16. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which Participant has access. Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
17. Severability. In the event that any provision of this Performance Award Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Performance Award Agreement, and this Performance Award Agreement shall be construed and enforced as of the illegal, invalid, or unenforceable provision had never been included herein.
18. Governing Law. This Performance Award Agreement shall be construed in accordance with the laws of the State of Delaware to the extent federal law does not supersede and preempt Delaware law.

COMPANY:

ALLIS-CHALMERS ENERGY INC.

By:	/s/ Theodore F. Pound

Printed Name: Theodore F. Pound

	Title:	General Counsel and Secretary

PARTICIPANT:

By:	/s/ Victor M. Perez

Signature